Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On June 1, 2012, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of Vlingo Corporation (“Vlingo”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Vertigo Acquisition Corporation (a Delaware corporation and wholly-owned subsidiary of Nuance), Vlingo, and certain other parties thereto. The net consideration consisted of approximately $200 million in cash. At the closing of the merger, $15 million of the merger consideration was deposited into an escrow account that will be held for twelve months after the closing date to satisfy any indemnification claims.

On April 26, 2012, Nuance acquired all of the outstanding capital stock of Transcend Services, Inc. (“Transcend”), pursuant to an Agreement and Plan of Merger by and among Nuance, Townsend Merger Corporation (a wholly-owned subsidiary of Nuance), and Transcend. The aggregate consideration payable to the former stockholders of Transcend was $332.3 million, including $308.1 million for the shares tendered, together with $24.2 million for the remaining shares to be settled.

On October 6, 2011, Nuance acquired all of the outstanding capital stock of Swype, Inc. (“Swype”), pursuant to an Agreement and Plan of Merger (“Swype Merger Agreement”) by and among Nuance, Sonic Acquisition Corporation (a wholly-owned subsidiary of Nuance), the shareholders of Swype and Adrian Smith, as the representative of the Swype shareholders. The aggregate consideration payable to the former shareholders of Swype was $102.5 million, which consists of cash consideration of $77.5 million and a deferred acquisition payment of $25.0 million. The deferred acquisition payment is contingent upon the continued employment of certain key executives as specified in the Swype Merger Agreement, and is payable on the eighteen month anniversary of the closing date.

On June 16, 2011, Nuance acquired all of the outstanding capital stock of SVOX AG (“SVOX”), pursuant to a Share Purchase Agreement, as amended by and among Nuance, Ruetli Holding Corporation (a wholly-owned subsidiary of Nuance), the shareholders of SVOX and smac partners GmbH, as the shareholder representative. The aggregate consideration payable to the former stockholders of SVOX was € 87.0 million, which consists of cash consideration of € 57.0 million and a deferred acquisition payment of € 30.0 million. The deferred acquisition payment is payable in cash or shares of our common stock at our option; €8.3 million is due on June 16, 2012 and the remaining € 21.7 million is due on December 31, 2012.

On June 15, 2011, Nuance acquired Equitrac Corporation (“Equitrac”), pursuant to an Agreement and Plan of Merger (the “Equitrac Merger Agreement”), dated as of May 10, 2011, as amended, by and among Nuance, Ellipse Acquisition Corporation, a Florida corporation and a wholly-owned subsidiary of Nuance, Equitrac, U.S. Bank National Association, as escrow agent and Cornerstone Equity Investors, LLC, as the representative of Equitrac’s stockholders, optionholders and warrant holders. The consideration consisted of approximately $162.0 million in cash. Under the terms of the Equitrac Merger Agreement, approximately $34.3 million of the consideration was used to payoff existing bank debt.

The following unaudited pro forma combined financial information is shown as if Nuance, Equitrac, SVOX, Swype, Transcend and Vlingo had been combined as of October 1, 2010 for statement of operations purposes and as if Nuance, Transcend and Vlingo had been combined for balance sheet purposes as of March 31, 2012. Equitrac, SVOX, and Swype are included in our consolidated balance sheet as of March 31, 2012. The unaudited pro forma combined financial information of Nuance, Equitrac, SVOX, Swype, Transcend, and Vlingo is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these completed acquisitions are derived from the preliminary purchase consideration and purchase price allocation and do not necessarily represent the final purchase price allocations.

The historical information for Equitrac for the period September 1, 2010 to May 31, 2011 has been derived from the unaudited financial information for the nine months ended May 31, 2011. The historical information for SVOX for the period July 1, 2010 to March 31, 2011 has been derived from the unaudited financial information for the nine month period ended March 31, 2011. The historical financial information of Swype for the period from October 1, 2010 to September 30, 2011 has been derived from the unaudited financial information for that period.

The historical information for Transcend for the period January 1, 2011 to December 31, 2011 has been derived from the audited consolidated financial statements for the year ended December 31, 2011. The historical financial information for Transcend for the period from October 1, 2011 to March 31, 2012 has been derived from the unaudited interim consolidated financial statements for the nine months ended September 30, 2011, the audited consolidated financial statements for the year ended December 31, 2011 and the unaudited interim condensed consolidated financial statements for the three month period ended March 31, 2012.

The historical information for Vlingo for the period January 1, 2011 to December 31, 2011 has been derived from the audited consolidated financial statements for the year ended December 31, 2011. The historical financial information for Vlingo for the period from October 1, 2011 to March 31, 2012 has been derived from the unaudited consolidated financial information for the six months ended March 31, 2012.

The unaudited pro forma combined financial statements do not include the historical or pro forma financial information for certain individually insignificant acquisitions, which were acquired during fiscal 2011 and 2012. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934. Pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2010, nor is the data necessarily indicative of future operating results.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended September 30, 2011

	Historical Nuance for the Year Ended September 30, 2011 (A)	Historical Equitrac for the period from September 1, 2010 to May 31, 2011 (B)	Pro Forma Adjustments		Pro Forma Combined	Historical SVOX for the period from July 1, 2010 to March 31, 2011 (C)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share amounts)
Revenue:
Product and licensing	$607,358	$40,654	$4,416	(A4)	$652,428	$10,963	—		$663,391
Professional services and hosting	509,141	—	—		509,141	—	—		509,141
Maintenance and support	202,242	—	—		202,242	—	—		202,242

Total revenue	1,318,741	40,654	4,416		1,363,811	10,963	—		1,374,774

Cost of revenue:
Product and licensing	65,601	15,083	2,632	(A4)	83,316	747	—		84,063
Professional services and hosting	341,055	—	—		341,055	—	—		341,055
Maintenance and support	38,057	—	—		38,057	—	—		38,057
Amortization of intangible assets	55,111	—	2,357	(A1)	57,468	244	696	(B1)	58,408

Total cost of revenue	499,824	15,083	4,989		519,896	991	696		521,583

Gross profit (loss)	818,917	25,571	(573)		843,915	9,972	(696)		853,191

Operating expenses:
Research and development	179,377	4,161	—		183,538	7,789	—		191,327
Sales and marketing	306,439	9,386	—		315,825	2,931	—		318,756
General and administrative	147,603	8,120	(1,012	)(A2)	154,711	3,003	—		157,714
Amortization of intangible assets	88,219	353	3,116	(A1)	91,688	246	2,125	(B1)	94,059
Acquisition related costs, net	21,866	—	(1,701	)(A5)	20,165	—	(2,526	)(B3)	17,639

Restructuring and other charges (credits), net	22,862	—	—		22,862	—	—		22,862

Total operating expenses	766,366	22,020	403		788,789	13,969	(401)		802,357

Income (loss) from operations	52,551	3,551	(976)		55,126	(3,997)	(295)		50,834
Other income (expense):
Interest income	3,159	—	(271	)(A3)	2,888	2	(135	)(B2)	2,755
Interest expense	(36,703)	(3,812)	3,669	(A2)	(36,846)	(29)	—		(36,875)
Other (expense) income, net	11,010	(2,754)	2,754	(A6)	11,010	(122)	—		10,888

Income (loss) before income taxes	30,017	(3,015)	5,176		32,178	(4,146)	(430)		27,602
Provision for (benefit from) income taxes	(8,221)	(1,275)	34,741	(A7)	25,245	(68)	—		25,177

Net income (loss)	$38,238	$(1,740)	$(29,565)		$6,933	$(4,078)	(430)		$2,425

Net income per share:
Basic	$0.13				$0.02				$0.01

Diluted	$0.12				$0.02				$0.01

Weighted average common shares outstanding:
Basic	302,277				302,277				302,277

Diluted	315,960				315,960				315,960

	Historical Swype for the period from October 1, 2010 to September 30, 2011 (D)	Pro Forma Adjustments		Pro Forma Combined	Historical Transcend for the Year Ended December 31, 2011 (E)	Pro Forma Adjustments		Pro Forma Combined	Historical Vlingo for the Year Ended December 31, 2011 (F)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share amounts)
Revenue:
Product and licensing	$48	—		$663,439	—	—		$663,439	$716	—		$664,155
Professional services and hosting	—	—		509,141	125,057	—		634,198	3,245	—		637,443
Maintenance and support	—	—		202,242	—	—		202,242	—	—		202,242

Total revenue	48			1,374,822	125,057	—		1,499,879	3,961	—		1,503,840

Cost of revenue:
Product and licensing	—	—		84,063	—	—		84,063	94	—		84,157
Professional services and hosting	—	—		341,055	75,392	6,239	(D4)	422,686	3,880	—		426,566
Maintenance and support	—	—		38,057	—	—		38,057	—	—		38,057
Amortization of intangible assets	—	2,357	(C1)	60,765	—	1,082	(D1)	61,847	369	335	(E1)	62,551

Total cost of revenue	—	2,357		523,940	75,392	7,321		606,653	4,343	335		611,331

Gross profit (loss)	48	(2,357)		850,882	49,665	(7,321)		893,226	(382)	(335)		892,509

Operating expenses:
Research and development	5,667			196,994	4,581	(1,400	)(D4)	200,175	5,935	—		206,110
Sales and marketing	3,199			321,955	2,766	—		324,721	3,895	—		328,616
General and administrative	4,049	(861	)(C2)	160,902	20,345	(4,839	)(D4)	176,408	8,329	—		184,737
Amortization of intangible assets	—	1,010	(C1)	95,069	1,437	6,976	(D1)	103,482	256	257	(E1)	103,995
Acquisition related costs, net	—	(1,002	)(C2)	21,797	—	—		21,797	455	(474	)(E3)	21,778
		5,160	(C5)
Restructuring and other charges (credits), net	—	—		22,862	—	—		22,862	—	—		22,862

Total operating expenses	12,915	4,307		819,579	29,129	737		849,445	18,870	(217)		868,098

Income (loss) from operations	(12,867)	(6,664)		31,303	20,536	(8,058)		43,781	(19,252)	(118)		24,411
Other income (expense):
Interest income	8	(210	)(C3)	2,553	156	(902	)(D2)	1,807	—	(610	)(E2)	1,197
Interest expense	(49)	49	(C4)	(36,875)	(120)	—		(36,995)	(588)	588	(E4)	(36,995)
Other (expense) income, net	(187)	—		10,701	(581)	—		10,120	(150)	159	(E5)	10,129

Income (loss) before income taxes	(13,095)	(6,825)		7,682	19,991	(8,960)		18,713	(19,990)	19		(1,258)
Provision for (benefit from) income taxes	766	—		25,943	953	—		26,896	13	—		26,909

Net income (loss)	$(13,861)	$(6,825)		$(18,261)	$19,038	(8,960)		$(8,183)	$(20,003)	19		$(28,167)

Net income per share:
Basic				$(0.06)				$(0.03)				$(0.09)

Diluted				$(0.06)				$(0.03)				$(0.09)

Weighted average common shares outstanding:
Basic				302,277				302,277				302,277

Diluted				302,277				302,277				302,277

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s Form 10-K for the year ended September 30, 2011 as filed with the SEC.
(B)	As derived from Equitrac’s unaudited financial information for the nine months ended May 31, 2011.
(C)	As derived from SVOX’s unaudited financial information for the nine months ended March 31, 2011.
(D)	As derived from Swype’s audited financial statements for the year ended December 31, 2010 and the unaudited financial statements for the nine months ended September 30, 2011 and 2010.
(E)	As derived from Transcend’s audited consolidated financial statements for the year ended December 31, 2011 as filed with the SEC.
(F)	As derived from Vlingo’s audited consolidated financial statements for the year ended December 31, 2011.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended March 31, 2012

	Historical Nuance for the Six months ended March 31, 2012 (A)	Historical Swype for the period from October 1, 2011 to October 6, 2011 (B)	Pro Forma Adjustments		Pro Forma Combined	Historical Transcend for the Six months ended March 31, 2012 (C)	Pro Forma Adjustments		Pro Forma Combined	Historical Vlingo for the Six months ended March 31, 2012 (D)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share amounts)
Revenue:
Product and licensing	$341,200	$—	$—		$341,200	$—	$—		$341,200	$286	$—		$341,486
Professional services and hosting	295,117	—	—		295,117	67,073	—		362,190	2,355	—		364,545
Maintenance and support	114,667	—	—		114,667	—	—		114,667	—	—		114,667

Total revenue	750,984	—	—		750,984	67,073	—		818,057	2,641	—		820,698

Cost of revenue:
Product and licensing	36,455	—	—		36,455	—	—		36,455	4	—		36,459
Professional services and hosting	187,375	—	—		187,375	41,078	4,081	(D4)	232,534	2,498	—		235,032
Maintenance and support	21,913	—	—		21,913	—	—		21,913	—	—		21,913
Amortization of intangible assets	29,801	—	—		29,801	—	541	(D1)	30,342	184	168	(E1)	30,694

Total cost of revenue	275,544	—	—		275,544	41,078	4,622		321,244	2,686	168		324,098

Gross profit (loss)	475,440	—	—		475,440	25,995	(4,622)		496,813	(45)	(168)		496,600

Operating expenses:
Research and development	106,046	—	—		106,046	2,985	(700	)(D4)	108,331	3,939	—		112,270
Sales and marketing	174,751	—	—		174,751	1,787	—		176,538	2,910	—		179,448
General and administrative	72,464	—	—		72,464	15,903	(3,381	)(D4)	79,724	3,147	—		82,871
							(5,262	)(D3)
Amortization of intangible assets	45,108	—	—		45,108	950	3,257	(D1)	49,315	128	9	(E1)	49,452
Acquisition related costs, net	29,597	—	(975	)(C2)	28,622	—	(2,613	)(D3)	26,009	2,163	(9,241	)(E3)	18,931
Restructuring and other charges (credits), net	5,400	—	—		5,400	—	—		5,400	—	—		5,400

Total operating expenses	433,366	—	(975)		432,391	21,625	(8,699)		445,317	12,287	(9,232)		448,372

Income (loss) from operations	42,074	—	975		43,049	4,370	4,077		51,496	(12,332)	9,064		48,228
Other income (expense):					—
Interest income	1,241	—			1,241	90	(304	)(D2)	1,027	—	(206	)(E2)	821
Interest expense	(37,671)	—			(37,671)	(9)	—		(37,680)	(441)	441	(E4)	(37,680)
Other (expense) income, net	6,644	—	—		6,644	(154)	—		6,490	(197)	207	(E5)	6,500

Income (loss) before income taxes	12,288	—	975		13,263	4,297	3,773		21,333	(12,970)	9,506		17,869
Provision for (benefit from) income taxes	2,058	—	12,654	(C6)	14,712	(4,999)	—		9,713	—	—		9,713

Net income (loss)	$10,230	$—	$(11,679)		$(1,449)	$9,296	$3,773		$11,620	$(12,970)	$9,506		$8,156

Net income per share:
Basic	$0.03				$(0.00)				$0.04				$0.03

Diluted	$0.03				$(0.00)				$0.04				$0.03

Weighted average common shares outstanding:
Basic	304,643				304,643				304,643				304,643

Diluted	321,792				304,643				321,792				321,792

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in Nuance’s Form 10-Q for the six months ended March 31, 2012 as filed with the SEC.
(B)	The results of operations for Swype are included in the reported Nuance amounts from its acquisition date of October 6, 2011. The activity for the period October 1, 2011 through October 5, 2011 is not material.
(C)	As derived from Transcend’s unaudited consolidated financial statements for the nine months ended September 30, 2011, the audited consolidated financial statements for the year ended December 31, 2011 and the unaudited condensed consolidated financial statements for the three months ended March 31, 2012 and 2011.
(D)	As derived from Vlingo’s unaudited consolidated financial information for the six months ended March 31, 2012.

NUANCE COMMUNICATIONS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2012

	Historical Nuance at	Historical Transcend at	Pro Forma		Pro Forma	Historical Vlingo at	Pro Forma		Pro Forma

	March 31, 2012 (A)	March 31, 2012 (B)	Adjustments		Combined	March 31, 2012 (C)	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$966,740	$9,347	$(332,253	)(D5)	$643,834	$37,259	$(200,537	)(E6)	$480,556
Marketable securities and other investments	10,109	2,713	—		12,822	—	—		12,822
Accounts receivable, net	316,498	18,119	—		334,617	2,503	—		337,120
Prepaid expenses and other current assets	84,823	8,301	—		93,124	2,224	—		95,348

Total current assets	1,378,170	38,480	(332,253)		1,084,397	41,986	(200,537)		925,846
Land, building and equipment, net	99,630	2,675	—		102,305	1,627	—		103,932
Goodwill	2,411,320	46,822	163,494	(D7)	2,621,636	—	190,009	(E8)	2,811,645
Other intangible assets, net	693,888	11,629	130,531	(D8)	836,048	928	28,824	(E9)	865,800
Other long-term assets	124,226	11,344	(7,594	)(D8)	127,976	4,185	(44,970	)(E7)	83,091
							(3,267	)(E10)
							(833	)(E9)

Total assets	$4,707,234	$110,950	$(45,822)		$4,772,362	$48,726	$(30,774)		$4,790,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$149,342	$—	$—		$149,342	$2,296	$(2,296	)(E6)	$149,342
Redeemable convertible debentures	227,131	—	—		227,131	—	—		227,131
Contingent and deferred acquisition payments	41,358	—	—		41,358	—	—		41,358
Accounts payable	98,292	3,020	—		101,312	3,189	—		104,501
Accrued expenses and other current liabilities	148,905	12,466	—		161,371	1,037	—		162,408
Advance payment for business combination	—	—	—		—	30,000	(30,000	)(E7)	—
Deferred revenue	212,546	—	—		212,546	4,945	(4,945	)(E10)	212,546

Total current liabilities	877,574	15,486	—		893,060	41,467	(37,241)		897,286
									—
Long-term portion of debt and capital leases	1,027,444	—	—		1,027,444	1,937	(1,937	)(E6)	1,027,444
Deferred revenue, net of current portion	100,845	—	—		100,845	8,908	(8,908	)(E10)	100,845
Deferred tax liability	73,437	—	47,241	(D9)	120,678	—	—		120,678
Other liabilities	100,342	2,401	—		102,743	138	(138	)(E5)	102,743

Total liabilities	2,179,642	17,887	47,241		2,244,770	52,450	(48,224)		2,248,996
Commitments and contingencies
Equity component of currently redeemable convertible debentures	22,869	—	—		22,869	—	—		22,869

Stockholders’ equity:
Preferred stock	4,631	—	—		4,631	79,739	(79,739	)(E11)	4,631
Common stock	310	535	(535	)(D6)	310	7	(7	)(E11)	310
Additional paid-in capital	2,870,500	66,233	(66,233	)(D6)	2,870,500	—	—		2,870,500
Treasury stock, at cost	(16,788)	—	—		(16,788)	—	—		(16,788)
Accumulated other comprehensive income	4,130	—	—		4,130	—	—		4,130
Accumulated deficit	(358,060)	26,295	(26,295	)(D6)	(358,060)	(83,470)	83,470	(E11)	(344,334)
							13,726	(E7)

Total stockholders’ equity	2,504,723	93,063	(93,063)		2,504,723	(3,724)	17,450		2,518,449

Total liabilities and stockholders’ equity	$4,707,234	$110,950	$(45,822)		$4,772,362	$48,726	$(30,774)		$4,790,314

(A)	As reported in Nuance’s Form 10-Q as of March 31, 2012 as filed with the SEC.
(B)	As derived from Transcend’s unaudited condensed consolidated financial statements as of March 31, 2012.
(C)	As derived from Vlingo’s unaudited condensed consolidated financial statements as of March 31, 2012.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION

The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transactions been consummated as of October 1, 2010. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

As a result of the acquisition of Vlingo, we will recognize a gain of approximately $13.0 million on our equity investment of Vlingo that we had previously acquired. That one time gain has not been reflected in these pro forma statements of operations. In addition, the acquisition will result in the settlement of certain other relationships between Vlingo and Nuance that existed prior to the transaction. Any gain or loss on those matters will not be significant, and have not been included in these pro forma results.

We expect that as we integrate Vlingo and Transcend into our existing business we will incur restructuring costs. Restructuring costs are typically comprised of severance costs, costs of consolidating duplicate facilities and contract termination costs. As of the acquisition date, we had not finalized any specific restructuring plans for Vlingo or Transcend, and therefore no provision has been made for these costs in these pro forma financial statements.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

A summary of the purchase price allocation for the acquisition of Vlingo is as follows (in thousands):

Cash payable to shareholders	$196,304
Prior investment at fair value	28,696

Total fair value allocated	$225,000

Allocation of fair value:
Current assets, net of advance from Nuance and pay-off of debt	$7,753
Other assets	1,712
Identifiable intangible assets	29,752
Goodwill	190,009

Total assets acquired	229,226

Current liabilities	4,226

Total liabilities assumed	4,226

Net assets acquired	$225,000

Pursuant to the Merger Agreement, Nuance also assumed all of Vlingo’s outstanding, unvested employee stock options. We have not yet finalized the valuation and allocation of the option values, however we do not believe that this will significantly impact the amounts reported in these Pro Forma financial statements.

At the time of acquisition, we ascribed significant value to future new customer relationships, future technologies that could be developed, as well as synergies and other benefits, that do not meet the recognition criteria of acquired identifiable intangible assets. Accordingly, the value of these components is included within goodwill.

The preliminary purchase price allocation for Transcend can be found in the Form 8-K/A filed on May 18, 2012. The preliminary purchase price allocations for our previous acquisitions can be found in our Annual Report on Form 10-K.

3.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

Equitrac

(A1)	Adjustment to eliminate amortization expense of $0.4 million on historical Equitrac intangible assets.

Adjustment to record $5.8 million amortization expense for the $91.9 million of acquired intangible assets for Equitrac. Acquired intangible assets will be amortized using the straight line method, except customer relationships which will be amortized over a term consistent with the related future cash flow streams. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.3 years.

(A2)	Adjustment to eliminate historical amortization expense of debt issuance costs and interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Equitrac.

(A3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(A4)	Adjustment to record the impact of Accounting Standards Update (“ASU”) No. 2009-13, Revenue Recognition (Topic 605): “Multiple-Deliverable Revenue Arrangements, and ASU 2009-14, Software (Topic 985): Certain Revenue Arrangements that Include Software Elements to conform Equitrac’s accounting change with Nuance implementation date of October 1, 2010.

(A5)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Equitrac.

(A6)	Adjustment to eliminate the change in fair value of Equitrac’s historical warrants that were canceled as part of the acquisition.

(A7)	We have recorded the net deferred tax liabilities related to Equitrac’s acquired intangible assets of $38.3 million. As a result of the consolidation of the businesses, we will now be allowed to utilize the Equitrac deferred tax liabilities to offset a portion of our existing deferred tax assets in the U.S., creating future tax benefits that had previously been reduced by a valuation allowance. During the quarter ended June 30, 2011, following the acquisition of Equitrac, we reduced the valuation allowance by $34.7 million and recorded the reduction as an increase to the tax benefit during the period. The adjustment eliminates this one-time benefit from the pro forma financial statements for the year ended September 30, 2011.

SVOX

(B1)	Adjustment to eliminate amortization expense of $0.5 million on historical SVOX intangible assets.

Adjustment to record $3.3 million amortization expense, on a straight-line basis for the $42.2 million of acquired intangible assets for SVOX. Acquired intangible assets will be amortized using the straight line method. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.1 years.

(B2)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(B3)	Adjustment to eliminate transaction costs directly attributable to the acquisition of SVOX.

Swype

(C1)	Adjustment to record $3.4 million amortization expense for the $32.3 million of acquired intangible assets for Swype. Acquired intangible assets will be amortized using the straight line method, except for customer relationships which will be amortized over a term consistent with the related future cash flow streams. The estimated weighted average useful life of the acquired identifiable intangible assets is 8.1 years.

(C2)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Swype.

(C3)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(C4)	Adjustment to eliminate historical interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Swype.

(C5)	Adjustment to record compensation expense related to the deferred acquisition payment due to certain executives of Swype, contingent on their continued employment.

(C6)	We have recorded the net deferred tax liabilities related to Swype’s acquired intangible assets of $32.3 million. As a result of the consolidation of the businesses, we will now be allowed to utilize the Swype deferred tax liabilities to offset a portion of our existing deferred tax assets in the U.S., creating future tax benefits that had previously been reduced by a valuation allowance. During the quarter ended December 31, 2011, following the acquisition of Swype, we reduced the valuation allowance by $12.7 million and recorded the reduction as a tax benefit during the period. The adjustment eliminates this one-time benefit from the pro forma financial statements for the six months ended March 31, 2012.

Transcend

(D1)	Adjustment to eliminate amortization expense of $1.4 million and $1.0 million, on historical Transcend intangible assets for the year ended September 30, 2011 and the six months ended March 31, 2012, respectively.

Adjustment to record $9.5 million and $4.7 million amortization expense for the $142.2 million of acquired intangible assets for Transcend for the year ended September 30, 2011 and the six months ended March 31, 2012, respectively. Acquired intangible assets will be amortized using the straight line method except for customer relationships which will be amortized over a term consistent with the related future cash flow stream. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.3 years.

(D2)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(D3)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Transcend.

(D4)	Adjustment to reclassify certain operating costs to conform with Nuance accounting policies.

(D5)	Adjustment to record cash consideration of $332.3 million paid in connection with the acquisition of Transcend.

(D6)	Adjustment to eliminate the historical equity of Transcend.

(D7)	Adjustment to record goodwill of $210.3 million net of the elimination of historical goodwill of $46.8 million for the purchase price in excess of the preliminary fair value of assets acquired and liabilities assumed.

(D8)	Adjustment to record the fair value of the acquired intangible assets of $142.2 million which consist primarily of Customer Relationships, partially offset by an adjustment to eliminate $11.6 million of historical intangible assets and $7.6 million of historical capitalized research and development costs as of March 31, 2012.

(D9)	Adjustment to record the net deferred tax impact of the acquired intangible assets.

Vlingo

(E1)	Adjustment to eliminate amortization of $0.6 million and $0.3 million, on historical Vlingo intangible assets for the year ended September 30, 2011 and the six months ended March 31, 2012, respectively.

Adjustment to record $1.2 million and $0.5 million amortization expense for the $29.8 million of acquired intangible assets for Vlingo for the year ended September 30, 2011 and the six months ended March 31, 2012, respectively. Acquired intangible assets will be amortized using the straight line method except for customer relationships which will be amortized over a term consistent with the related future cash flow stream. The estimated weighted average useful life of the acquired identifiable intangible assets is 12.5 years.

(E2)	Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.

(E3)	Adjustment to eliminate transaction costs directly attributable to the acquisition of Vlingo.

(E4)	Adjustment to eliminate historical interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition of Vlingo.

(E5)	Adjustment to eliminate the change in fair value of Vlingo’s historical preferred stock warrants and the success fee derivative related to the long-term debt that were canceled as part of the acquisition.

(E6)	Adjustment to record cash consideration of $196.3 million paid to shareholders in connection with the acquisition of Vlingo.

Adjustment to record reduction in cash of $4.2 million used to pay off Vlingo’s debt in accordance with the Merger Agreement.

(E7)	Adjustment to eliminate Nuance’s historical investment in Vlingo preferred securities acquired prior to the acquisition together with the elimination of the $30 million advance payment made to Vlingo upon signing of the Merger Agreement.

Adjustment to reflect the $13.7 million realized gain on Nuance’s historical investment in Vlingo preferred securities.

(E8)	Adjustment to record goodwill of $190.0 million for the purchase price in excess of the preliminary fair value of assets acquired and liabilities assumed.

(E9)	Adjustment to record the fair value of the acquired intangible assets of $29.8 million which consist primarily of Customer Relationships, partially offset by an adjustment to eliminate $0.9 million of historical intangible assets. The increase in the deferred taxes for the acquired intangible assets is offset by a reduction in Vlingo’s valuation allowance and therefore there is no change to the net deferred tax asset recorded in purchase accounting.

Adjustment to reduce to fair value the Vlingo historical intangible assets totaling $0.8 million.

(E10)	Adjustment to reduce to estimated fair value the historical deferred revenue and the related deferred project costs for Vlingo.

(E11)	Adjustment to eliminate the historical equity of Vlingo.